SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: November 14, 1997





                                GENSIA SICOR INC.
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             (Exact name of registrant as specified in its charter)





     DELAWARE                        0-18549                     33-0176647
  ---------------                 ------------               -------------------
  (State or other                  (Commission                  (IRS Employer
  jurisdiction of                 File Number)               Identification No.)
   corporation)





           19 Hughes, Irvine, CA                                 92618
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   (Address of principal executive office)                     (Zip Code)





                                 (714) 455-4700
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              (Registrant's telephone number, including area code)




                  9360 Towne Centre Drive, San Diego, CA 92121
                                 (619) 546-8300
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                      (Former address and telephone number)

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Item 5.  Other Events.
         ------------

         On November 14, 1997, Gensia Sicor Inc. (the "Company") accepted the resignation of David F. Hale, who had held the positions of president and chief executive officer. Donald E. Panoz, chairman of the Gensia Sicor Board of Directors, assumed Mr. Hale's responsibilities on an interim basis and is leading a committee of the Board of Directors in the search for a new president and chief executive officer. Carlo Salvi, who represents Gensia Sicor's largest stockholder and was previously the major shareholder of Rakepoll Holding B.V., with which Gensia Sicor combined in February 1997, was at the same time appointed executive vice president of Gensia Sicor and assumed direct responsibility for corporate and international operations. Mr. Hale remains a member of the Gensia Sicor Board of Directors.

         On December 17, 1997, the Company announced that in conjunction with its previously announced relocation of the Company's offices to Irvine, California to consolidate operations the Company was reducing its Southern California workforce by approximately 42 people.

         On December 18, 1998, Gensia Sicor announced that it had transferred its San Diego-based proprietary pharmaceutical research and development business to a subsidiary company called Metabasis Therapeutics, Inc. ("Metabasis Therapeutics") and that Sankyo Co., Ltd. ("Sankyo") made a $7.25 million equity investment in Metabasis Therapeutics. Sankyo owns approximately 8% of the equity of Metabasis Therapeutics.

         Gensia Sicor is continuing to pursue plans to establish Metabasis Therapeutics as an independent company. Accomplishing this goal is dependent on obtaining financing, certain third party consents and tax considerations.

         On December 24, 1997, Gensia Sicor announced that as part of its restructuring program to focus the Company on its core specialty pharmaceutical businesses, it completed the transfer of assets of its medical products business to Gensia Automedics, Inc. ("Automedics"). The assets transferred to Automedics include certain interests in the GenESA(R) System, the Feedback Controlled Heparin System ("FCHS") and the European distribution rights to Brevibloc(R). A majority interest in Automedics was sold to a private investor group led by Galen Associates and including The Wellcome Trust.

         Gensia Sicor retains a 19% equity interest in Automedics and may receive royalties and other payments based on Automedics' future performance. Gensia Sicor will also receive contract manufacturing revenues related to the final production of the drug, arbutamine HC1 injection, for use with the GenESA System. In addition, if the FCHS is successfully developed by


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Automedics, Gensia Sicor will receive a cash payment as a result of U.S.
regulatory marketing clearance of the FCHS product. Due to the contingent nature of the consideration, Gensia Sicor expects to record a charge of approximately $10 million associated with the Automedics transaction, including the write-off of approximately $7 million of prepaid royalties and capitalized milestone payments, in its fourth quarter financial statements.

         The private investors initially invested $6 million in Automedics and, contingent upon certain conditions, may invest an additional $6 million. Automedics also assumed responsibility for contractual commitments to Protocol Systems, Inc. for the purchase of GenESA System devices and any exercise of the Partnership Purchase Option payable in 1999 to Gensia Clinical Partners L.P. Gensia Clinical Partners, L.P. owns certain rights to the GenESA System technology which are subject to a purchase option. Gensia Sicor retains potential obligations under agreements which have been assigned to Automedics, Inc., which obligations could exceed $20 million.

         In conjunction with this transaction, The Laryngeal Mask Company Ltd. has formed a U.S. company, LMA (North America), Inc., which will hold the U.S. distribution rights to the LMA product line. LMA (North America) has entered into a service agreement with Automedics which began January 1, 1998 under which Automedics will be selling the LMA product line, subject to future performance criteria.

         On December 29, 1997, Gensia Sicor announced that its wholly owned subsidiary, SICOR S.p.A. ("Sicor"), acquired a 50% equity interest in Diaspa S.p.A., a private Italian pharmaceutical company specializing in bulk fermentation products. Sicor paid approximately $2.8 million U.S. dollars ("USD") in cash for its 50% equity interest in Diaspa. The remaining 50% equity interest in Diaspa was purchased by Archimica S.p.A., an Italian bulk pharmaceutical company in which Mr. Salvi has a 50% beneficial ownership. For the nine month period through September 30, 1997, Diaspa had revenues of approximately $12.3 million USD.

         In the last week of December 1997, Gensia Sicor sold approximately 2.4 million Units in a private placement, each Unit consisting of one share of Common Stock and a Warrant to purchase one-half share of Common Stock at a per share exercise price of 125% of the Unit purchase price. The offering resulted in net proceeds of approximately $14.4 million. The Units were sold to accredited investors including two members of Gensia Sicor's senior management as well as Mr. Panoz and Mr. Salvi. The private placement included the conversion into Units of $2 million advanced by Fountainhead Holdings Ltd., a family trust


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


established by Mr. Panoz, and the conversion into Units of $2 million advanced by Mr. Salvi.

         As part of the transaction, Gensia Sicor agreed to file no later than 60 days following the closing of the transaction a registration statement on Form S-3 with the Securities and Exchange Commission to cover the resale of the Common Stock issued or issuable as the result of the Unit offering. If a purchaser sells the Common Stock purchased in the Unit offering prior to June 30, 1998, then the purchaser will not be issued the Warrant component of the Unit.

         In December 1997, Gensia Sicor also sold approximately 434,000 shares of Common Stock for approximately $2.5 million of Common Stock to SangStat, The Transplant Company (R) in connection with an amended agreement for the commercial supply of cyclosporine bulk drug substance.

         In a separate transaction in December 1997, Gensia Sicor sold a parcel of land adjacent to its former corporate offices in San Diego for net proceeds of approximately $2.6 million.

         This Report on Form 8-K contains forward looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward looking statements, including whether Metabasis Therapeutics can be established as an independent company, whether Gensia Sicor will receive royalties and other payments from Automedics, whether Automedics will be able to fulfill the obligations under the contracts assigned by Gensia Sicor to Automedics and those set forth in Gensia Sicor's filings on Form 10-K and Forms 10-Q with the Securities and Exchange Commission. These forward looking statements represent the Company's judgment as of the date of this press release. The Company disclaims any intent or obligation to update these forward looking statements.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated: January 20, 1998.

                                        GENSIA SICOR, INC.



                                        By          /s/ John Sayward
                                           ------------------------------------
                                                        John Sayward
                                                  Vice President, Finance,
                                                  Chief Financial Officer
                                                       and Treasurer


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